EXHIBIT 23

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20235, 333-20237, 333-20241, 333-23161 and
333-86698) and on Form S-3 (Nos. 333-48762, 333-77077 and 333-47619) of
MemberWorks Incorporated of our report dated July 28, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
September 15, 2003